UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 3, 2005

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements & Exhibits

The following press release was issued by Apollo Investment Corporation on August 3, 2005:

Apollo Investment Corporation

Announces June 30, 2005 Quarterly Financial Results

NEW YORK—August 3, 2005—Apollo Investment Corporation (NASDAQ: AINV) today announced financial results for its fiscal quarter ended June 30, 2005.

HIGHLIGHTS:

June 30, 2005
Net Assets:	$891.0 million

Net Asset Value per share:	$14.19
Market Price per share:	$18.44
Premium to book value:	30.0%

Quarterly Operating Results (in thousands, except per share amounts):
Net investment income (000):	$25,244
Net investment income per share:	$0.40

Net realized gains (losses) (000):	$6,790
Net change in unrealized appreciation (depreciation) (000):	$(18,474)

Dividends to shareholders per share:	$0.31

Quarterly Portfolio Activity:
Cost of investments during period:	$250.3 million
Sales, repayments and other exits during period:	$124.5 million

Number of new portfolio companies invested:	7
Number of portfolio company exits:	6
Number of portfolio companies at end of period:	36

Portfolio and Investment Activity

During the quarter ended June 30, 2005, Apollo Investment Corporation (“AIC” or the “Company”) invested $250.3 million across seven new portfolio companies while adding to four existing positions. AIC generally invested higher in the capital structures of these companies on average, investing $193.4 million in mostly second lien, senior secured loans while subordinated and equity opportunities totaled $56.9 million. The weighted average yields on the senior secured and subordinated loans made during the quarter were 11.3% and 12.8%, respectively.

Throughout the quarter AIC remained selective, but prudently positioned the portfolio to hold a core group of attractively priced second lien loans with companies that possess strong credit characteristics. In advance of drawing on its substantial credit facility and as the Company had planned at the time of its IPO, it began rationalizing the composition of its portfolio by selectively exiting certain of its first lien and lower yielding senior secured loans. These loans were generally sold at par or better reducing these holdings by $94.5 million during the quarter.

As the first fiscal quarter of 2006 closed, the Company realized significant earnings from its investment in N.E.W. Customer Services Companies (“N.E.W.”), a portfolio company in which AIC invested in August 2004. The successful and strong financial results of N.E.W.’s business led management of the company to refinance its subordinated debt and simultaneously, structure a dividend recapitalization plan.

At June 30, 2005, AIC’s net portfolio of $1.0 billion was invested 48% in subordinated debt/corporate notes, 2% in common stock, 46% in senior secured loans and 4% in cash equivalents. It’s remaining first lien senior loan holdings were 11% of the portfolio at June 30, 2005. A year earlier at June 30, 2004, the net portfolio was invested 6% in subordinated debt/corporate notes, 21% in 1st and 2nd lien senior secured loans and 73% in cash equivalents.

At June 30, 2005, the weighted average yield on AIC’s debt portfolio was 11.8% versus 11.2% at March 31, 2005 and 7.4% at June 30, 2004. The weighted average yield on the entire portfolio, including cash equivalents, was 11.2% at June 30, 2005 versus 10.2% at March 31, 2005 and 2.7% at June 30, 2004. The weighted average yield on our subordinated debt/corporate notes was 13.6% at June 30, 2005 versus 13.7 at March 31, 2005 and 10.6% at June 30, 2004. The total bank debt/senior secured loan portfolio yielded 10.0% at June 30, 2005 versus 8.2% at March 31, 2005 and 6.3% at June 30, 2004. Of the bank debt, the weighted average yield attributable to first lien notes was 8.1% at June 30, 2005 versus 6.3% at March 31, 2005 and 5.0% at June 30, 2004. AIC’s second lien bank debt yielded 10.6% at June 30, 2005 versus 9.4% at March 31, 2005 and 8.4% at June 30, 2004. Yields are computed using interest rates as of the balance sheet date and include amortization of loan origination fees, original issue discount and market premium or discount, weighted by their respective costs when averaged.

“After fully investing our IPO proceeds by the close of our first fiscal year, we entered our second fiscal year well positioned with significant capital resources and an expanding pipeline of opportunities,” said Chairman and CEO, Michael S. Gross. “We accomplished three important objectives this quarter as we exited many of our lower yielding senior secured loans, realized gains on our investments and continued to build a high quality, higher yielding portfolio. We are pleased that our investment performance-to-date combined with the continued growth in the size and yield of our portfolio will allow us to continue to deliver sequential quarterly dividend growth.”

Conference Call at 10:00 a.m. ET on August 4, 2005

The company will host a conference call at 10:00a.m. (ET) on August 4, 2005 to discuss 1st fiscal quarter 2006 financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 780-2271 approximately 5-10 minutes prior to the call. International callers should dial (973) 582-2773. All callers should reference “Apollo Investment Corporation”. An archived replay of the call will be available through August 18, 2005 by calling (877) 519-4471. International callers please dial (973) 341-3080. For the replay, please reference pin # 6296193.

Results of Operations

Results comparisons to the quarter ended June 2004 may not necessarily be meaningful as our portfolio was largely in cash equivalents from our initial IPO in April 2004. Accordingly, references and comparisons are made against our previous quarter ended March 31, 2005 in addition to the quarter ended June 2004.

Investment Income

Gross investment income totaled $37.8 million for the quarter ended June 30, 2005 compared to $21.3 million for the quarter ended March 31, 2005 and $3.8 million for the quarter ended June 30, 2004. The increase included both dividend income and consent fee income from N.E.W. which totaled $3.5 million and $7.5 million, respectively.

Operating Expenses

Operating expenses totaled $12.5 million for the quarter ended June 30, 2005 of which $6.3 million was performance-based incentive fees and $0.5 million were origination and commitment expenses related to our credit facility. Operating expenses net of incentive fees and interest expense was $5.7 million versus the $5.8 million for the quarter ended March 31, 2005 and $5.3 million for the quarter ended June 30, 2004. Operating expenses consist of investment advisory and management fees, insurance expenses, administrative services fees, professional fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses.

Net Investment Income

The Company’s net investment income totaled $25.2 million or $0.40 per share for the quarter ended June 30, 2005 versus $15.6 million or $0.25 per share for the quarter ended March 31, 2005 and a net investment loss of $1.5 million or $0.024 per share for the quarter ended June 30, 2004. The increase in net investment income was primarily driven by both portfolio growth and income earned from our investment in N.E.W. described above.

Net Realized Gains/Losses

The Company had exits and repayments totaling $124.5 million for the quarter ended June 30, 2005 versus $47.3 million for the quarter ended March 31, 2005 and $125,000 for the quarter ended June 30, 2004. The net realized gains on investments for the quarter totaled $3.4 million versus $0 for the quarters ended March 31, 2005 and June 30, 2004. The Company also realized a gain on its forward foreign currency contract of $3.4 million during the quarter versus a gain of $0.64 million during the quarter ended March 31, 2005. Total net realized gains for the quarter ended June 30, 2005 were $6.8 million versus $0.6 million for the quarter ended March 31, 2005 and $0 for the quarter ended June 30, 2004.

Net Unrealized Appreciation on Investments and Forward Foreign Currency Contracts

For the quarter ended June 30, 2005, the Company’s investments and other assets had a decrease in net unrealized appreciation of $18.5 million of which $9.6 million was due to the realization of profits from the N.E.W. Customer Service Companies’ transaction. This compared to a decrease in unrealized appreciation of $3.9 million on the portfolio for the quarter ended March 31, 2005 and an increase of $2.3 million for the quarter ended June 30, 2004. At June 30, 2005, net unrealized depreciation totaled $0.2 million of which $2.2 million was attributable to net unrealized appreciation on our bank debt/senior secured debt, $3.0 million was attributable to net unrealized depreciation on our subordinated debt/corporate notes/equity and $0.6 million in unrealized appreciation on our forward foreign currency contract.

Net Increase in Net Assets From Operations

For the quarter ended June 30, 2005, the Company had a net increase in net assets resulting from operations of $13.6 million versus $12.3 million for the quarter ended March 31, 2005 and $0.9 million for the quarter ended June 30, 2004. The net change in net assets from operations per share was $0.22 for the quarter ended June 30, 2005 versus $0.20 for the quarter ended March 31, 2005 and $0.014 for the quarter ended June 30, 2004.

Financial Condition, Liquidity and Capital Resources

The Company’s liquidity and capital resources was generated primarily from the remaining net proceeds of its initial offering as well as from cash flows from operations, including exits and prepayments of senior and subordinated loans and income earned from investments and cash equivalents (which normally comprise of U.S. government securities and other high-quality debt investments that mature in one year or less). The Company may also fund its investments and operations through draw-downs of its senior secured, multi-currency, $800 million, five-year credit facility. In the future, the Company may raise additional equity capital through the filing of its shelf registration or may securitize a portion of its investments in mezzanine or senior secured loans or other assets. The primary use of funds will be investments in portfolio companies and cash distributions to holders of common stock.

Dividends

Dividends paid to stockholders for the quarter totaled $19.4 million or $0.31 per share versus $16.2 million or $0.26 per share for the quarter ended March 31, 2005. For the period April 8, 2004 (commencement of operations) through March 31, 2005, dividends paid to stockholders totaled $30.2 million or $0.485 per share. With respect to the dividends paid to shareholders, income from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies is treated as taxable income and accordingly, distributed to shareholders. Tax characteristics of all dividends will be reported to shareholders on Form 1099 after the end of the calendar year.

APOLLO INVESTMENT CORPORATION

STATEMENT OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	June 30, 2005 (unaudited)		March 31, 2005#
Assets
Cash	$464		$5,208
Investments, at fair value (cost of $964,676 and $821,232, respectively) (1)	963,876		838,482
Cash equivalents, at fair value (cost of $742,649 and $873,061, respectively)	742,649		873,056
Receivable for investments sold	34,949		—
Interest receivable	12,133	*	14,805
Other income receivable	7,476		—
Dividend receivable	3,484		—
Unrealized appreciation on forward foreign currency contract	623		978
Prepaid expenses and other assets	4,193		855

Total assets	$1,769,847		$1,733,384

Liabilities
Payable for investments and cash equivalents purchased	$867,103	*	$834,891
Management and performance-based incentive fees payable	10,802		4,492
Directors’ fees payable	137		125
Accrued administrative expenses	101		42
Other accrued expenses	722		948

Total liabilities	$878,865		$840,498

Net Assets
Common stock, par value $.001 per share, 400,000,000 and 100,000,000 common shares authorized, respectively, 62,768,013 and 62,554,976 issued and outstanding, respectively	$63		$63
Paid-in capital in excess of par	882,766		878,838
Accumulated under (over) distributed net investment income	1,785		(4,067)
Accumulated under (over) distributed net realized gains (losses)	6,645		(145)
Net unrealized appreciation (depreciation)	(277)		18,197

Total net assets	$890,982		$892,886

Total liabilities and net assets	$1,769,847		$1,733,384

Net Asset Value Per Share	$14.19		$14.27

(1)	None of our portfolio companies is controlled or affiliated as defined by the Investment Company Act of 1940.
*	Values reflect unrealized depreciation totaling $100 (000’s) at June 30, 2005.
#	Certain amounts have been reclassified to conform to the current period’s presentation.

APOLLO INVESTMENT CORPORATION

STATEMENT OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30, 2005	April 8, 2004* through June 30, 2004 #
INVESTMENT INCOME:
Interest	$26,734	$3,805
Dividends	3,484	—
Other Income	7,575	2

Total Investment Income	37,793	3,807
EXPENSES:
Management fees	$4,490	$4,013
Performance-based incentive fees	6,311	—
Administrative services expense	312	175
Insurance expense	203	369
Other general and administrative expenses	1,233	727

Total expenses	12,549	5,284

Net investment income (loss)	$25,244	$(1,477)

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments	3,349	—
Forward foreign currency contract	3,439	—
Cash equivalents	2	—

Net realized gains	6,790	—

Net change in unrealized gain (loss):
Investments	(18,050)	2,615
Cash equivalents	5	(275)
Forward foreign currency contract	(355)	—
Other assets	(74)	—

Net unrealized gain (loss)	(18,474)	2,340

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currency contracts and other assets	(11,684)	2,340

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$13,560	$863

EARNINGS PER COMMON SHARE	$0.217	$0.014

*	Commencement of operations
#	Certain amounts have been reclassified to conform to the current period’s presentation.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio will be principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company expects to primarily invest in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, 212-515-3488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Investment Corporation

/s/ Richard L. Peteka
(Signature)

By:	Richard L. Peteka
Title:	Chief Financial Officer
Date:	August 3, 2005